UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

FIRST UNITED ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Georgia	000-53039	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4433 Lewis B. Collins Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Three members of the First United Ethanol, LLC (the “Company”) board of directors resigned from their positions on the Company’s board, effective as of February 16, 2011. The three resigning directors are Miley Adams, Robert Holden and Donald Shirah.

Each of these board members have diligently served the Company and have regretfully decided to resign in light of the conflicts of interest created when the Company’s wholly owned subsidiary, Southwest Georgia Ethanol, LLC (“SWGE”), recently filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Georgia. The conflicts of interest are a result of these directors also being current or former board members of banks that currently have an interest in the debt obligations of SWGE. The recent chapter 11 bankruptcy filing by the Company’s subsidiary created a conflict of interest between the banks participating in SWGE’s debt obligations and the Company, which in turn caused Mr. Adams, Mr. Holden and Mr. Shirah to resign from their positions on the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

February 18, 2011	/s/ Murray Campbell

Date	Murray L. Campbell, Chief Executive Officer

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